INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-3888 of Mitek Systems, Inc. on Form S-8 of our reports dated November 1, 1996, appearing in this Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 1996.


Deloitte & Touche LLP
San Diego, California
November 19, 1996